                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference of our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated June 20, 1997, except for the last paragraph of Note 14, as to which the date is October 8, 1999, in Amendment No. 2 to the Registration Statement (333-32090) on Form S-1 and related Prospectus of MCK Communications, Inc. for the registration of shares of its common stock.


                                        PricewaterhouseCoopers LLP

                                    /s/ PricewaterhouseCoopers LLP


Calgary, Alberta
April 4, 2000